SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                           1934 (Amendment No.   )

Filed by the Registrant[X]

Filed by a Party other than the Registrant[]

Check the appropriate box:

[]  Preliminary Proxy Statement

[]  Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))

[X]  Definitive Proxy Statement

[]  Definitive Additional Materials

[]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12


 .............................................................................
                       BANGOR HYDRO-ELECTRIC COMPANY
                (Name of Registrant as Specified In Its Charter)
 .............................................................................

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
 ...........................................................................
2) Aggregate number of securities to which transaction applies:
 ...........................................................................

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ...........................................................................
4) Proposed maximum aggregate value of transaction:
 ...........................................................................
5) Total fee paid:
 ...........................................................................

[]  Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
      .........................

  2) Form, Schedule or Registration Statement No.:
     .........................

  3) Filing Party:
     .........................

  4) Date Filed:
     .........................




IMPORTANT

Stockholders are cordially invited to attend the annual stockholders' meeting. If you will be unable to attend the annual meeting in person, it is important that you fill out, sign and return the enclosed proxy promptly in order to insure a proper representation at the meeting.



                       BANGOR HYDRO-ELECTRIC COMPANY
                         NOTICE OF ANNUAL MEETING
                               MAY 15, 1996


To The Stockholders:

  The Annual Meeting of the stockholders of Bangor Hydro-Electric Company will be held on Wednesday, May 15, 1996 at 10:00 o'clock a.m. at the Rococo Room of the Pilot's Grill restaurant, Hammond Street, Bangor, Maine for the purpose of electing three directors to serve for three-year terms and to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 18, 1996 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on March 18, 1996 will be entitled to vote at said meeting.

IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN and RETURN the enclosed proxy. An addressed envelope, which requires no postage if mailed in the United States, is provided for your use.

                         By Order of the Board of Directors

                         Andrew Landry

                         Clerk

Bangor, Maine
March 31, 1996


                        BANGOR HYDRO-ELECTRIC COMPANY
                              33 STATE STREET
                            BANGOR, MAINE 04401
                              PROXY STATEMENT
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MAY 15, 1996

The accompanying proxy to be mailed on or about March 31, 1996 is solicited by the Board of Directors of Bangor Hydro-Electric Company and the cost of such solicitation will be paid by the Company. The person giving the proxy has the power to revoke it at any time before it is exercised (1) by delivery to the Clerk of the Company of any written instrument which by its terms revokes the proxy, (2) by duly executed proxy subsequent in time to the original proxy, (3) by the presence of the stockholder at the Annual Meeting and the giving of notice to the Clerk of the Company of such revocation, or (4) by giving notice in open meeting at the Annual Meeting of such revocation.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of the Company s Common Stock and Preferred Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company, by personal interview, by telephone or by telegraph.


         VOTING SECURITIES OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

The Company has outstanding 47,340 shares of Preferred Stock having general voting rights of one vote per share, and, as of December 31, 1995, 7,301,557 shares of Common Stock having general voting rights of one-twelfth of one vote per share. Stockholders of record at the close of business on March 18, 1996 will be entitled to vote at the Annual Meeting.

The following table sets forth as of December 31, 1995 information with respect to persons known to management to be the beneficial owners of more than 5% of any class of voting securities of the Company:



                                              Amount and
                      Name and Address        Nature of
Title of               of Beneficial          Beneficial     Percent
 Class                    Owner              Ownership      of Class
---------------------------------------------------------------------

Preferred Stock   First Colony Life           5,192 shares    11.0%
                 Insurance Company
                 700 Main Street
                 Lynchburg, Virginia 24504


First Colony Life Insurance Company is a holder of term notes due 2008 in the amount of $6,783,824 executed by Bangor-Pacific Hydro Associates
(BPHA). BPHA is a partnership that was formed in 1986 for the purpose of redeveloping and operating a hydroelectric project located within the Company's service territory. Penobscot Hydro Co., Inc., a wholly owned subsidiary of Bangor Hydro-Electric Company, is a 50% general partner of BPHA. During 1995, BPHA paid $708,093 in interest and $37,059 in principal to First Colony Life Insurance Company.

The following table sets forth as of March 13, 1996 information with respect to the beneficial ownership of equity securities by directors, nominees for the office of director and named executive officers:


Title of Class     Name of Beneficial Owner     Beneficially Owned*
---------------------------------------------------------------------

Common            Robert S. Briggs                       4,579
Preferred          Robert S. Briggs                         21
Common            William C. Bullock, Jr.                2,000
Common            Jane J. Bush                             291
Common            David M. Carlisle                        891
Common            Alton E. Cianchette                      964
Common            Helen S. Dudman                        2,822
Common            G. Clifton Eames                         600
Common            Robert H. Foster                       2,081
Common            Marion M. Kane                           160
Common            Norman A. Ledwin                          80
Common            Carroll R. Lee                         1,351
Common            Directors, Nominees & Executive
                     Officers as a group (12)            16,434
Preferred         Directors, Nominees & Executive
                     Officers as a group (12)                21

* The directors, nominees and executive officers of the Company as a group own a beneficial interest in less than 1% of the Company's Common and Preferred Stock.



ELECTION OF DIRECTORS

It is intended, unless otherwise instructed in the enclosed proxy, to vote the proxies in favor of the election of the nominees named in the table on the following page as directors to hold office until the expiration of their respective terms and until their successors shall have been duly elected and qualified. One of the nominees is now a member of the Board of Directors of the Company, having served continuously since first elected. The other two nominees would, ifelected, be new directors, replacing directors Helen S. Dudman and Robert H. Foster, who are retiring from the Board.

If, for any reason, any of the nominees are unable to serve (which event is not now anticipated) it is intended that such proxies will be voted for the election of such other person or persons as may be designated by a majority of the directors.

The following table sets forth the nominees and the directors whose terms continue, their ages, other positions held by them with the Company, the date when they first became a director and their business experience during the past five years (including any other directorship held by them in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or in any company registered as an investment company under the Investment Company Act of 1940 (referred to in the table as "Reporting Companies")):


                                         BUSINESS EXPERIENCE DURING
                               BECAME    LAST 5 YEARS AND DIRECTORSHIPS
NAME AND POSITION (AGE)       DIRECTOR   IN OTHER REPORTING COMPANIES
-------------------------------------------------------------------------
CLASS I (Nominees, for terms expiring in 1999)

Alton E. Cianchette (65)       1991      Chairman of the Board of Cianbro
Director                                 Corporation, a construction
                                         company; Director of Key Bank of
                                         Maine (a Reporting Company);
                                         Member of the Maine State Senate

Marion M. Kane (51)            Nominee   President of Maine Community
Director                                 Foundation, a not-for-profit
                                         charitable foundation that
                                         manages a pool of individual
                                         charitable funds.

Norman A. Ledwin (54)          Nominee   Since 1993, President and Chief
Director                                 Executive Officer and a Director
                                         of Eastern Maine Healthcare, a
                                         healthcare organizaiton made up
                                         of not-for-profit and for-profit
                                         entities (including Eastern Maine
                                         Medical Center, a not-for-profit
                                         regional acute care hospital
                                         facility); 1992-1993, President
                                         and Chief Executive Officer of
                                         MetroHealth Saint Luke's Medical
                                         Center and Saint Luke's Hospital
                                         Association; 1989-1992, President
                                         and Chief Executive Officer of
                                         Wilkes-Barre General Health
                                         Corporation; Trustee of Husson
                                         College

CLASS II  (DIRECTORS WHOSE TERMS EXPIRE IN 1997)

Robert S. Briggs (52)          1985      Chairman of the Board; President
Chairman of the Board,                   & Chief Executive Officer of the
President and Chief                      Company; Director of Maine Yankee
Executive Officer                        Atomic Power Company; Trustee of
                                         Eastern Maine Medical Center

William C. Bullock, Jr. (59)   1982      Chairman of the Board and Director
                                         of Merrill Merchants Bank; From
                                         June 1988 until October 1992 acted
                                         as Financial Consultant and Private
                                         Investor; Director of Eastern Maine
                                         Healthcare

G. Clifton Eames (68)          1984      Chairman of the Board of Trustees
Director                                 of Bangor Savings Bank; Chairman
                                         of the Board of Directors of N.H.
                                         Bragg & Sons, a distributor of
                                         automotive and industrial
                                         supplies; Until May of 1992,
                                         served as President of N.H. Bragg
                                         & Sons; Director of Eastern Maine
                                         Healthcare


CLASS III  (DIRECTORS WHOSE TERMS EXPIRE IN 1998)

Carroll R. Lee (46)            1991      Vice President - Operations of
Vice President -                         the Company; Director of Maine
Operations and Director                  Yankee Atomic Power Company;
                                         Director of Maine Electric Power
                                         Company, Inc.; Director of
                                         Community Health and Counseling
                                         Service, a not-for-profit
                                         supplier of home and mental
                                         health care services

David M. Carlisle (57)         1989      President, Prentiss & Carlisle
Director                                 Companies, a timberland
                                         management company; Director of
                                         Fleet Bank of Maine; Director of
                                         Eastern Maine Healthcare

Jane J. Bush (50)              1990      Vice President and co-owner of
Director                                 Coastal Ventures, a retailing
                                         company


In 1995, the Board of Directors met on ten occasions. The Board of Directors has four standing committees: an Executive Committee, an Audit Committee, an Investment Committee and a Compensation Committee. The Executive Committee consists of Mr. Bullock (Chair), Mr. Eames, Mrs. Bush and Mrs. Dudman. Executive Committee functions include monitoring the Company's corporate governance and making recommendations to the full
Board with respect to any modifications; ongoing review of the Company's strategic plan and activities intended to implement that plan; and ongoing consideration of the appropriate public interest focus of the Company. The Executive Committee has not been delegated standing authority to act on behalf of the full Board, although the Board could delegate such authority. During 1995, matters that might otherwise have been considered within the jurisdiction of the Executive Committee were instead taken up by the full Board. Accordingly, the Executive Committee did not meet in 1995. The Audit Committee, consisting of Mr. Foster (Chair), Mrs. Bush,
Mr. Carlisle and Mr. Cianchette, reviews with the independent public accountants the scope and results of their audit and other services to the Company, reviews the adequacy of the Company's internal accounting controls and reports to the Board as necessary. The Audit Committee met two times in 1995. The Compensation Committee, consisting of Mr. Eames (Chair), Mr. Foster and Mrs. Dudman, reviews the Company's executive compensation and compensation policies in general, and makes recommendations to the full Board of Directors. Since no adjustments were made to the compensation levels of senior executive officers (except in the case of Frederick S. Samp at the time he was initially elected Vice President, Finance & Law), the Compensation Committee did not meet in 1995. The Investment Committee, consisting of Mr. Bullock (Chair), Mr. Carlisle, Mr. Briggs and other non-director members of management, oversees the investment of the Company's pension funds. The Investment Committee met once in 1995. Mr. Briggs, as Chairman of the Board of Directors, serves ex officio on all standing committees except the Audit Committee and the Compensation Committee. The Board does not have a nominating or similar committee. Committee appointments will be reviewed after the Annual Meeting. The Executive Committee is elected by a majority of the full Board of Directors. Directors who are not employees of the Company appoint from their own number the members of the Audit Committee and the Compensation Committee. Other committee assignments are made by the Chairman of the Board.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows, for the fiscal years ending December 31, 1995, 1994 and 1993, the cash compensation paid by the Company to the Chief Executive Officer and to the only other executive officer whose total salary and bonus during 1995 exceeded $100,000:


                SUMMARY COMPENSATION TABLE - ANNUAL COMPENSATION

       NAME AND PRINCIPAL POSITION       YEAR       SALARY    BONUS
      --------------------------------------------------------------
       Robert S. Briggs                  1995     $176,601    $    0
       Chairman of the Board, President  1994      176,120     1,588
       and Chief Executive Officer       1993      175,711     1,137

     Carroll R. Lee                      1995     $125,072    $    0
       Vice President-Operations         1994      125,095     1,134
                                         1993      124,748       893


Neither of the above named executive officers received "Other Annual Compensation" that meets the threshold reporting requirements nor did they receive any "Long-Term Compensation" or "Other Compensation".

The executive officers participate in a defined benefit pension plan that is also applicable to all employees. The following table sets forth estimated annual benefit amounts payable upon retirement to persons in specified compensation and benefit service classifications assuming their retirement at the normal retirement age (65) in 1996.


                             YEARS OF BENEFIT SERVICE
------------------------------------------------------------------------
AVERAGE
ANNUAL
COMPENSATION       5        10        15        20        25        30

------------------------------------------------------------------------
$ 50,000        $4,448  $  8,897   $13,345   $17,794   $22,242   $26,691
  75,000         6,948    13,897    20,845    27,794    34,742    41,691
 100,000         9,448    18,897    28,345    37,794    47,242    56,691
 150,000        14,448    28,897    43,345    57,794    72,242    86,691
 200,000        14,448    28,897    43,345    57,794    72,242    86,691

Compensation covered by the plan is total basic compensation exclusive of overtime, bonuses, and other extra, contingent or supplemental compensation, and is cash compensation plus compensation deferred pursuant to the Company's Section 401(k) Plan. It is essentially the same as the amount shown as "Salary" in the Summary Compensation Table above. The annual retirement benefit is the greater of the following:


 a. The benefit accrued as of December 31, 1988 under a prior plan formula.

 b. 2.0% "average annual compensation" minus 0.4% of "covered compensation", times years of "benefit service".

The benefit may not be larger than limits set forth in IRC Section 415.

  "Average annual compensation" is computed using the 36 consecutive months yielding the highest average, and "benefit service" generally means years of employment after age 21 and one year of service, up to a maximum of 30 years. "Covered compensation" is the average (without indexing) of the Social Security Taxable Wage Bases for the 35 calendar years ending with the year an individual attains Social Security Normal Retirement Age. It is assumed that the taxable wage base in effect at the beginning of the plan calculation year will remain the same for all future years. The benefit amount is payable in a life annuity form in full upon retirement at age 62 and in proportionately reduced amounts upon termination down to age 55. The benefit service of the persons named in the Summary Compensation Table above (rounded to the nearest year) is: Mr. Briggs-16 years and Mr. Lee-22 years.

  In 1994, the Company amended its pension plans to provide an incentive for early retirement. For those employees who were members of a pension plan on February 1, 1994, six years were added to that member's age and benefit service. For each full month of employment following February 28, 1994, the additional age and benefit service will be reduced by one month. If Mr. Briggs or Mr. Lee were to retire before the additional age and benefit service provided by the early retirement program is fully reduced, they would receive enhanced benefits from the program.

  In addition to the foregoing, Mr. Briggs and Mr. Lee are parties to Supplemental Retirement Agreements with the Company under which additional retirement benefits are to be paid. The amount of the additional benefits payable upon retirement at age 62 shall be 20% of the officer's final annual salary per year for a period of fifteen years. These supplemental benefits are not funded, although the Company maintains insurance policies on the lives of Mr. Briggs and Mr. Lee that would reimburse the Company for the cost of the benefits upon the death of the covered officer.

  Mr. Briggs and Mr. Lee are parties to agreements under which in the event 1) of a change of control of the Company as defined in the agreements and 2) the covered party leaves the employment of the Company within one year after the change of control, he would be entitled to receive a payment equal to two years salary based upon his average salary over the past five years. He would also be entitled to receive the Company's standard health, life insurance and disability benefits for a period of two years after leaving his employment as long as he remains unemployed.

  The executive officers also participate in a long-term disability income plan which is also applicable to all employees. Under the plan, after 90 days of disability, employees are entitled to receive 66 2/3% of their basic monthly earnings up to a maximum monthly benefit of $5,000.

  Directors who are not employees of the Company are paid a fee of $500 per meeting for attendance at regular or special meetings of the Board, and $500 per meeting for attendance at committee meetings (unless the committee meeting is held the same day as another meeting for which a full meeting fee is paid, in which case the fee is $250). The directors are also paid an annual retainer of $6,000. Directors who are employees of the Company receive no fee for their services as directors.


  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1995, the Compensation Committee of the Company's Board of Directors consisted of Mr. Eames, Mr. Foster and Mrs. Dudman.

  The Company purchases petroleum products from R. H. Foster, Inc., of which Mr. Foster is Chairman of the Board of Directors and a beneficial equity owner. In 1995, the Company's purchases from R. H. Foster, Inc. totalled approximately $95,565. Because the Company is a regulated electric utility, under Maine law these transactions have been specifically reviewed and approved by the full Board of Directors and found not to be inconsistent with the interests of the Company's ratepayers.

  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company manages its compensation programs in a manner intended to attract, retain and motivate its people. Historically, salaries, including executive salaries, have been intended to be established at competitive levels, with progress within competitive ranges dependent upon qualifications, experience and individual performance.

  The Company has been shifting its compensation management to a system that relies on base salaries that are competitive, but that, especially at executive and senior management levels, depend more on incentive rewards for the achievement of predetermined performance criteria in order to earn compensation at higher levels within the competitive range.

  Through 1993, the base salary of each executive officer was determined primarily from a survey of electric utilities performed by the Edison Electric Institute, a trade organization of the electric utility industry. The Compensation Committee has attempted for each executive officer, and specifically for Mr. Briggs, the Chief Executive Officer, to establish a base salary that is competitive with those base salaries paid to executive officers with comparable responsibilities at electric utilities of comparable size. In both 1994 and 1995, however, in recognition of increasing pressures on the Company's earnings and consistent with the policies applied to all Company employees at higher salary levels, the base salaries of the named executive officers were frozen at 1993 levels. In addition, the Compensation Committee reviews the performance of the CEO, and the CEO's review of the performance of the other executive officers, and factors those reviews into the establishment of the base salaries.

  Since 1991, the Board of Directors has maintained an Incentive Bonus Plan applicable to essentially all employees who have completed at least six months continuous service by the end of the plan year. For 1992, the Incentive Bonus Plan was based upon the attainment of pre-determined goals for service outages, customer satisfaction, earnings per share and expenses. During 1992, the Company met its performance objectives for service outages and partially succeeded in meeting the target for 1992 expenses. The other performance objectives for earnings per share and customer satisfaction were not met. In early 1993, the named executive officers were awarded the following under the 1992 Plan: Mr. Briggs, $1,137 and Mr. Lee, $893.

  In 1993, the Board established a separate Executive Bonus Plan applicable only to named executive officers. Performance targets for customer satisfaction, cost control and employee satisfaction were established, the achievement of which carried a maximum bonus of 1% of base earnings for each target. Additionally, targets were established for earnings and total stockholder return. For Mr. Briggs, achievement of those two additional targets carried a potential maximum bonus of 3.5% of base earnings each and for Mr. Lee, achievement of those two additional targets carries a potential maximum bonus of 2.5% each. No bonuses were paid pursuant to the cost control, earnings or total stockholder return targets. Partial awards were made under the customer satisfaction and employee satisfaction targets. In early 1994, the named executive officers were awarded the following under the 1993 Plan: Mr. Briggs, $1,588 and Mr. Lee, $1,134.

  New Incentive Bonus Plans were established for 1994 and for 1995 which included targets similar to those established for the 1993 plan. However, under the terms of both plans, no awards could be made to selected members of management, including the named executive officers, unless the Company achieved thresholds of return on common equity of 9.5% and 8.5%, respectively. Since the Company did not earn the threshold returns on equity in either 1994 or 1995, no payments were made pursuant to either plan.

                                COMPENSATION COMMITTEE
                                G. Clifton Eames (Chair)
                                Robert H. Foster
                                Helen S. Dudman


PERFORMANCE GRAPH


As shown in the line graph on the following page, for a period beginning December 31, 1990 through December 31, 1995, a comparison is made of the cumulative total returns for the Company, the Russell 2000 Index (a comparative broad market index) and the Edison Electric Institute (EEI) Index of 100 investor-owned electric utilities (a comparative peer group index). The Russell 2000 index is an index composed of the smallest 2000 companies in a universe of the 3000 largest domestic publicly traded companies in terms of market capitalization.


                        Bangor Hydro-Electric Company
               Comparison of Five-Year Cumulative Total Return
            The Company, the Russell 2000 Index and the EEI Index

   -------------------------------------------------------------------
  |  NOTE: Included on the proxy sent to shareholders was a line      |
  | graph that depicted a Comparison of Five-Year Cumulative Total | | Return for Bangor Hydro-Electric Company, the Russell 2000 Index | | and the EEI Index, based upon the information in the following |
  |  table. This graph is not shown herein due to limitations of the  |
  |  EDGAR system.                                                    |
   -------------------------------------------------------------------


                  1990     1991     1992     1993      1994      1995

Bangor Hydro    $100.00   $119.01   $143.10  $138.04   $81.44 $ 105.54
                            19.01%    20.24%   -3.53%  -41.01%   29.60%

EEI Index       $100.00   $128.87   $138.69  $154.11  $136.28  $178.55
                            28.87%     7.62%   11.12%  -11.57%   31.02%

Russell 2000    $100.00   $146.05   $172.94  $205.64  $201.89  $259.31
                            46.05%    18.41%   18.91%   -1.82% 28.44%



INDEPENDENT PUBLIC ACCOUNTANTS

Coopers & Lybrand, One Post Office Square, Boston, Massachusetts 02109, were the independent public accountants for the Company for the 1995 fiscal year and have been selected for the 1996 fiscal year. The Company expects that representatives of Coopers & Lybrand will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

VOTING PROCEDURES

Under the Company s Certificate of Organization, as amended, the Board of Directors shall consist of not less than nine nor more than fifteen persons, the exact number to be fixed from time to time by the Board of Directors. The Certificate of Organization also requires that the directors be divided into three classes with staggered three-year terms and that the classes be nearly as equal in number as may be. At a meeting on March 23, 1994, the Board of Directors fixed the number of Directors at nine and divided them into three classes with three Directors in each class. The terms of the three Directors in Class I will expire at the time of the Annual Meeting. Under Maine law, those three candidates who receive the greatest number of votes cast at the meeting, even if they do not receive a majority of the votes cast, shall be deemed elected. Consequently, as long as votes are cast for at least three candidates, abstentions and broker non-votes will have no effect on the outcome of the election of Directors.

OTHER MATTERS

The management has no knowledge of any other matter to come before or to be acted upon at the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be presented at the 1997 Annual Meeting must be received by the Company on or before December 2, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting.


                             By Order of the Board of Directors,

                             Andrew Landry
                             Clerk

Bangor, Maine
March 31, 1996




BANGOR HYDRO-ELECTRIC COMPANY
P.O. BOX 1599, BANGOR, ME  04402-1599

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert S. Briggs and Frederick S. Samp each or either of them, with full power of substitution, proxies to vote all of the stock of Bangor Hydro-Electric Company which the undersigned is entitled to vote at the Annual Meeting of the Stockholders May 15, 1996, or at any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED AND RETURNED WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL NOMINEES.
---


      ---    Please mark
     |   |   votes as in
     | X |   this example
      ---


1.  Election of Directors:

Nominees:  Alton E. Cianchette, Marian M. Kane, Norman A. Ledwin


 ---    FOR      ---
|   |   ALL     |   |  WITHHELD FROM
|   | NOMINEES  |   |  ALL NOMINEES
 ---             ---

                                In their discretion, the proxies
                                are authorized to vote upon such
                                other business as may properly
                                come before the meeting.

  ---
 |   |
 |   |
  --- --------------------------------
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                                               ---    MARK HERE
                                              |   |  FOR ADDRESS
                                              |   |   CHANGE AND
                                               ---   NOTE AT LEFT

Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing. Joint owners should each sign.


Signature: __________________________ Date:_________

Signature: __________________________ Date:_________